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Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Avenue Minneapolis, MN (Address of principal executive offices)	55402 (Zip Code)

Leland Hansen
U.S. Bank National Association
950 17th Street, Suite 1200
Denver, CO 80202
Telephone (303) 585-4594
(Name, address and telephone number of agent for service)

Qwest Communications International Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	84-1339282 (I.R.S. Employer Identification No.)
Qwest Services Corporation (Exact name of obligor as specified in its charter)
Colorado (State or other jurisdiction of incorporation or organization)	84-1339283 (I.R.S. Employer Identification No.)
Qwest Capital Funding, Inc. (Exact name of obligor as specified in its charter)
Colorado (State or other jurisdiction of incorporation or organization)	84-1028672 (I.R.S. Employer Identification No.)
1801 California Street, Denver Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

Subordinated Debt Securities
(Title of the indenture securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency, Washington, D.C.
      Board of Governors of the Federal Reserve System, Washington D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

  None

Items 3-15.    The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

  2.
  A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

  4.
  A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-84320.

  5.
  Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

  7.
  Report of Condition of the Trustee as of September 30, 2005, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

  8.
  Not applicable.

  9.
  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, State of Colorado on the 10th day of December, 2008.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Leland Hansen
Name:	Leland Hansen
Title:	Vice President

Exhibit 7

U.S. Bank National Association
Unaudited Statement of Financial Condition
As of 9/30/2008
(in millions)

($000's)

9/30/2008
Assets
Cash and Balances Due From	$7,232,911
Depository Institutions
Securities	36,927,854
Federal Funds	3,517,817
Loans & Lease Financing Receivables	165,651,532
Fixed Assets	3,030,773
Intangible Assets	12,172,606
Other Assets	14,063,317

Total Assets	$242,596,810
Liabilities
Deposits	$147,640,677
Fed Funds	13,500,584
Treasury Demand Notes	0
Trading Liabilities	488,249
Other Borrowed Money	43,752,578
Acceptances	0
Subordinated Notes and Debentures	7,379,967
Other Liabilities	6,540,570

Total Liabilities	$219,302,625
Equity
Minority Interest in Subsidiaries	$1,679,593
Common and Preferred Stock	18,200
Surplus	12,057,621
Undivided Profits	9,538,771

Total Equity Capital	$23,294,185
Total Liabilities and Equity Capital	$242,596,810

 To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ Leland Hansen Vice President
Date: December 10, 2008

QuickLinks

  Exhibit 25.2
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15. The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.